Exhibit 99.3

Eastern Bankshares, Inc. Announces Successful Merger With Cambridge Bancorp, And Names David Rosato New Chief Financial Officer

Eastern Bank Surpasses $25 Billion In Assets

BOSTON, MA, July 15, 2024 – Eastern Bankshares, Inc. (“Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company for Eastern Bank, today announced the closing of its merger with Cambridge Bancorp (NASDAQ: CATC) (“Cambridge”), the parent company of Cambridge Trust Company (the “Merger”). The all-stock transaction was originally announced on September 19, 2023.

“We are excited to have successfully completed Eastern’s merger with Cambridge Trust and in doing so, to strategically solidify Eastern’s position as Greater Boston’s leading local bank and Cambridge Trust Wealth Management as the largest bank-owned independent investment advisor in Massachusetts,” said Bob Rivers, Executive Chair and Chair of the Board of Directors of Eastern Bankshares, Inc. and Eastern Bank. “Our focus remains on creating value through high quality banking and wealth products and solutions. We thank the extraordinary employees from both companies for helping to make this transaction possible, and extend a warm welcome to our new colleagues, customers and shareholders.”

The conversion of Cambridge Trust banking products and services to Eastern Bank’s systems occurred over the weekend of July 12, 2024. The conversion of Eastern Wealth Management customers to Cambridge Trust Wealth Management’s systems is expected to occur later this year.

Shortly before midnight on July 12, 2024, each share of Cambridge common stock was exchanged for 4.956 shares of Eastern common stock. Eastern has issued approximately 39.2 million shares of its common stock as part of the Merger consideration.

As previously announced and upon closing of the Merger, Denis Sheahan, Chairman, President and CEO of Cambridge, has become Chief Executive Officer of Eastern and Eastern Bank, and has joined Eastern’s Boards of Directors. Quincy Miller, in addition to his previous roles as President of Eastern and Vice Chair and President of Eastern Bank, has been promoted to Chief Operating Officer. Both Mr. Sheahan and Mr. Miller will report directly to Bob Rivers, who will remain Eastern’s principal executive officer.

J.P. Morgan Securities LLC served as financial advisor and Nutter McClennen & Fish LLP provided legal counsel to Eastern. BofA Securities, Inc. served as financial advisor and Hogan Lovells US LLP provided legal counsel to Cambridge.

David Rosato Named New Chief Financial Officer

Also today, Eastern announced that David Rosato, an accomplished banking executive who most recently served as Senior Executive Vice President and Chief Financial Officer of Berkshire Hills Bancorp and Berkshire Bank, has been named Chief Financial Officer of Eastern Bankshares, Inc. and Eastern Bank, succeeding James Fitzgerald who will continue in a senior advisory role.

“David Rosato is a highly experienced Chief Financial Officer in the banking sector with extensive experience driving profitable growth in commercial and retail banking, wealth management and specialty finance, and we are thrilled to welcome him to Eastern Bank,” said Eastern CEO Denis Sheahan.

Mr. Rosato brings over 35 years of experience within community and regional banks. Prior to his CFO role at Berkshire Bank, he spent over 15 years at People’s United Financial, Inc., including nine years as Senior Executive Vice President and Chief Financial Officer. During his tenure, People’s United grew total assets from $14 billion to $65 billion. He has extensive M&A experience, including the multi-billion dollar sale of People’s United to M&T Bank. Previously, he served as Senior Vice President & Treasurer at Webster Financial Corporation, and as a Senior Vice President, Asset/Liability Manager at M&T Bank Corporation. Rosato sits on the NASDAQ Exchange Board where he is a member of the Regulatory Oversight Committee, and he is a former board member of the Federal Home Loan Bank of Boston. He earned both a Bachelor of Science degree in Business and Economics and an MBA degree from the University of Maryland. He is a Chartered Financial Analyst.

“I’m honored to join Eastern Bank as its next Chief Financial Officer, and to receive the baton from Jim Fitzgerald,” said David Rosato, newly named Chief Financial Officer of Eastern Bank. “I’m especially excited to join at this time, as Eastern and Cambridge combine to expand their banking and wealth management capabilities as Greater Boston’s leading local bank.”

Mr. Rosato will join Eastern Bank on August 1, 2024, and report to Denis Sheahan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “future,” “will,” “look forward to,” “would,” “should,” “could,” or “may” or similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. Factors relating to the merger that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the transaction may not materialize for Eastern or the combined companies in the timeframe expected or at all, or may be more costly to achieve; that following completion of the transaction, Eastern’s business may not perform as expected due to transaction-related uncertainty or other factors; that Eastern is unable to successfully implement integration strategies; reputational risks and the reaction of customers to the transaction; the inability to implement onboarding plans and other consequences associated with mergers; diversion of management time on merger-related issues; changes in economic and financial market conditions; disruptions arising from transitions in management personnel; and delays or impediments to succession planning strategies.

These forward-looking statements are also subject to the risks and uncertainties applicable to Eastern’s business generally that are disclosed in its 2023 Annual Report on Form 10-K, as may be updated by Eastern’s Quarterly Reports on Form 10-Q. Eastern’s SEC filings are accessible on the SEC’s website at www.sec.gov and on its corporate website at investor.easternbank.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this press release, Eastern claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, Eastern specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on those statements as representing Eastern’s views as of any date subsequent to the date hereof.

About Eastern Bankshares, Inc. and Eastern Bank

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank is Greater Boston’s leading local bank and the largest bank-owned independent investment advisor in Massachusetts with approximately 110 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, Rhode Island and Connecticut. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management and Private Banking divisions, and takes pride in its outspoken advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

Media contact:

Andrea Goodman

Eastern Bank

a.goodman@easternbank.com

781-598-7847

Investor contact:

Jill Belliveau

Eastern Bankshares, Inc.

InvestorRelations@easternbank.com

781-598-7920

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